Exhibit 10.8

STOCK OPTION AGREEMENT

This Stock Option Agreement is dated this ___ day of __________, 20___ between Planet 13 Holdings Inc. (the “Corporation”) and [Name] (the “Optionee”).

WHEREAS the Optionee has been granted certain options (“Options”) to acquire common shares in the capital of the Corporation(“Common Shares”) under the Planet 13 2018 Stock Option Plan (the “Option Plan”), a copy of which has been provided to the Eligible Optionee;

AND WHEREAS capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Option Plan;

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
The Corporation confirms that the Optionee has been granted Options under the Option Plan on the following basis, subject to, the terms and conditions of the Option Plan:

DATE OF GRANT	NUMBER OF OPTIONS	EXERCISE PRICE (CDN$)	VESTING SCHEDULE	EXPIRY DATE
[___]	[___]	[___]	[___]	[___]

1.
Attached to this Agreement as Schedule “A” is a form of notice that the Optionee may use to exercise any of his or her Options in accordance with Section 2.1(d) of the Option Plan at any time and from time to time prior the Expiry Date of such Options.

2.
By signing this Stock Option Agreement, the Optionee acknowledges that he or she has read and understands the Option Plan and agrees to the terms and conditions thereof and of this Stock Option Agreement.

3.
This Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. Time shall be of the essence of this Agreement. This Agreement shall enure to the benefit of and shall be binding upon the parties and their heirs, attorneys, guardians, estate trustees, executors, trustees and administrators and the successors of the Corporation.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

PLANET 13 HOLDINGS INC.

Name of Optionee:	Authorized Signing Officer

Schedule “A”

ELECTION TO EXERCISE STOCK OPTIONS

TO: PLANET 13 HOLDINGS INC. (THE “CORPORATION”)

The undersigned option holder hereby irrevocably elects to exercise options (“Options”) granted by the Corporation to the undersigned pursuant to a Stock Option Agreement dated __________, 20___ for the number of common shares in the capital of the Corporation (“Common Shares”) as set forth below:

Number of Common Shares to be Acquired:
Option Exercise Price (per Common Share):	$
Aggregate Purchase Price:	$
Amount enclosed that is payable on account of withholding of tax or other required deductions relating to the exercise of the Options (contact the Corporation for details of such amount)(the “Applicable Withholdings and Deductions”):
$
□ Or check here if alternative arrangements have been made with the Corporation with respect to the payment of Applicable Withholdings and Deductions;

 and hereby tenders a certified cheque or bank draft for such Aggregate Purchase Price, and, if applicable, Applicable Withholdings and Deductions, and directs such Common Shares to be registered and a certificate therefore to be issued in the name of   ______________________________________________.

DATED this ____ day of __________________, ______.

Signature

Name